UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 7, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Submission of Matters to a Vote of Security Holders.
On August 7, 2014, Cliffs Natural Resources Inc. (the "Company") issued a press release announcing that the Company's board of directors (the "Board") had appointed Lourenco Goncalves to the positions of Chairman, President and Chief Executive Officer, effective immediately. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.
Reversing a decision made by the previous management team and to facilitate unlocking the value of its assets, the Company has determined that it no longer intends to idle the Pinnacle mine, located about 30 miles southwest of Beckley, West Virginia.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a press release on August 7, 2014 captioned, “Lourenco Goncalves Appointed Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	August 7, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a press release on August 7, 2014 captioned, “Lourenco Goncalves Appointed Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc."